Exhibit 99.1

SAEHAN BANCORP

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2013

The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Saehan Bancorp, including the accompanying proxy statement/prospectus, and revoking any proxies previously given, hereby nominates, constitutes and appoints Daniel Kim and Jihee Pak, and each of them, with full power of substitution, the attorney, agent and proxies of the undersigned to vote all shares of the common stock of Saehan Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders of Saehan Bancorp (the “Special Meeting”) to be held at 3580 Wilshire Blvd., Suite 600, Los Angeles, California 90010 at 10:00 A.M. on Tuesday, November 5, 2013 or at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

This Proxy, when properly executed and delivered, will be voted as directed on the reverse side.  If no direction is specified, this Proxy will be voted “FOR” Proposals 1 and 2.  If any other business properly comes before the Special Meeting, this Proxy will be voted in the discretion of the proxies named herein.

Whether or not you plan to attend the Special Meeting, please sign and return this Proxy as promptly as possible to ensure a quorum is duly constituted.

This Proxy is solicited by and on behalf of the Board of Directors of Saehan Bancorp and may be revoked prior to its exercise as described in the proxy statement/prospectus.

(continued and to be signed on the reverse side)

A.  Proposals—The Board of Directors unanimously recommends a vote “FOR” Proposals 1 and 2 below.

1.             Agreement and Plan of Merger.  To approve the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013, by and among Wilshire Bancorp, Inc., WS Merger Acquisition Corp., and Saehan Bancorp, as it may be amended from time to time, pursuant to which Saehan Bancorp will merge with and into WS Merger Acquisition Corp, a wholly-owned subsidiary of Wilshire Bancorp, Inc., with WS Merger Acquisition Corp. surviving.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.             Adjournment of Special Meeting.  To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

B.  Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Special Meeting. ☐

C.  Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below.

Please sign exactly as name(s) appear hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box.

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